Assured Guaranty Ltd.
March 31, 2022
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022.

Cautionary Statement Regarding Forward Looking Statements

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, the effectiveness, acceptance and distribution of COVID-19 vaccines and therapeutics, and the global consequences of the pandemic and such actions, including their impact on the factors listed below; (2) consequences of the conflict in Ukraine, including economic sanctions, volatility in energy prices, and the potential for increased cyberattacks; (3) changes in the world’s credit markets, segments thereof, interest rates, inflation, credit spreads or general economic conditions; (4) developments in the world’s financial and capital markets that adversely affect insured obligors’ repayment rates, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; (5) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty’s insurance; (6) the loss of investors in Assured Guaranty’s asset management strategies or the failure to attract new investors to Assured Guaranty’s asset management business; (7) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (8) insured losses in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures, including as a result of the failure to resolve Assured Guaranty’s Puerto Rico exposures in a manner substantially consistent with the support agreements signed to date; (9) increased competition, including from new entrants into the financial guaranty industry; (10) poor performance of Assured Guaranty's asset management strategies compared to the performance of the asset management strategies of Assured Guaranty’s competitors; (11) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; (12) the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its financial guaranty contracts written in credit default swap form, and certain consolidated variable interest entities; (13) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (14) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (15) changes in applicable accounting policies or practices; (16) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (17) the possibility that acquisitions made by Assured Guaranty, including its acquisition of BlueMountain Capital Management, LLC (now known as Assured Investment Management LLC) and its associated entities (BlueMountain Acquisition), do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (18) difficulties with the execution of Assured Guaranty’s business strategy; (19) loss of key personnel; (20) the effects of mergers, acquisitions and divestitures; (21) natural or man-made catastrophes or pandemics; (22) other risk factors identified in AGL’s filings with the U.S. SEC; (23) other risks and uncertainties that have not been identified at this time; and; (24) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
GAAP Highlights
Net income (loss) attributable to AGL	$66	$11
Net income (loss) attributable to AGL per diluted share	$0.98	$0.14
Weighted average shares outstanding
Basic shares outstanding	66.3	76.7
Diluted shares outstanding	67.4	77.5
Effective tax rate on net income	20.0%	(0.9)%
GAAP return on equity (ROE) (3)	4.4%	0.7%

Non-GAAP Highlights (1)
Components of adjusted operating income (loss) (1)
Insurance segment	$133	$79
Asset Management segment	—	(7)
Corporate division	(33)	(29)
Other (5)	(10)	—
Adjusted operating income (loss)	$90	$43
Adjusted operating income (loss) per diluted share (1)	$1.34	$0.55
Weighted average diluted shares outstanding	67.4	77.5
Effective tax rate on adjusted operating income (2)	18.3%	15.0%
Adjusted operating ROE (1)(3)	6.1%	2.8%
Insurance Segment
Gross written premiums (GWP)	$70	$87
Present value of new business production (PVP) (1)	69	86
Gross par written	4,471	5,472
Asset Management Segment
Assets under management (AUM):
Inflows-third party	$91	$873
Inflows-intercompany	—	145

Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$128	$16
Fair value gains (losses) of credit derivatives, pre-tax	2	—
Net income effect	103	13
Net income per diluted share	1.52	0.16

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(4), pre-tax	$130	$16
Adjusted operating income(4) effect	103	13
Adjusted operating income per diluted share (4)	1.52	0.16

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
3)    Quarterly ROE calculations represent annualized returns. See page 9 for additional information on calculation.
4)    Condensed consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
5)    Represents the effect of consolidating financial guaranty variable interest entities and consolidated investment vehicles (FG VIE and CIV consolidation).

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	As of
	March 31, 2022		December 31, 2021
	Amount	Per Share	Amount	Per Share
Shareholders' equity attributable to AGL	$5,802	$89.20	$6,292	$93.19
Adjusted operating shareholders' equity (1)	5,860	90.09	5,991	88.73
Adjusted book value (1)	8,665	133.21	8,823	130.67
Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity	22	0.34	32	0.47
Adjusted book value	13	0.19	23	0.34

Shares outstanding at the end of period	65.0		67.5

Exposure
Financial guaranty net debt service outstanding	$361,989		$367,360
Financial guaranty net par outstanding	233,379		236,392

Claims-paying resources (2)	$10,977		$11,219

AUM
Collateralized loan obligations (CLOs)	$14,282		$14,699
Opportunity funds	1,874		1,824
Liquid strategies	375		389
Wind-down funds	459		582
Total	$16,990		$17,494

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    See page 16 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	March 31,	December 31,
	2022	2021
Assets:
Investments:
Fixed-maturity securities available-for-sale, at fair value	$8,156	$8,202
Fixed-maturity securities, trading, at fair value	174	—
Short-term investments, at fair value	585	1,225
Other invested assets	152	181
Total investments	9,067	9,608
Cash	119	120
Premiums receivable, net of commissions payable	1,335	1,372
Deferred acquisition costs (DAC)	135	131
Salvage and subrogation recoverable	529	801
Financial guaranty variable interest entities' (FG VIEs') assets, at fair value	307	260
Assets of consolidated investment vehicles (CIVs)	5,700	5,271
Goodwill and other intangible assets	172	175
Other assets	481	470
Total assets	$17,845	$18,208

Liabilities:
Unearned premium reserve	$3,596	$3,716
Loss and loss adjustment expense (LAE) reserve	718	869
Long-term debt	1,673	1,673
Credit derivative liabilities, at fair value	157	156
FG VIEs' liabilities, at fair value	335	289
Liabilities of CIVs	4,854	4,436
Other liabilities	496	569
Total liabilities	11,829	11,708

Redeemable noncontrolling interests	21	22

Shareholders' equity:
Common shares	1	1
Retained earnings	5,878	5,990
Accumulated other comprehensive income	(78)	300
Deferred equity compensation	1	1
Total shareholders' equity attributable to AGL	5,802	6,292
Nonredeemable noncontrolling interests	193	186
Total shareholders' equity	5,995	6,478
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$17,845	$18,208

Assured Guaranty Ltd.
Condensed Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Revenues
Net earned premiums	$214	$103
Net investment income	62	70
Asset management fees	34	24
Net realized investment gains (losses)	3	(3)
Fair value gains (losses) on credit derivatives	(3)	(19)
Fair value gains (losses) on committed capital securities (CCS)	1	(19)
Fair value gains (losses) on FG VIEs	6	5
Fair value gains (losses) on CIVs	14	16
Foreign exchange gains (losses) on remeasurement	(30)	—
Other income (loss)	(1)	—
Total revenues	300	177
Expenses
Loss and LAE	57	30
Interest expense	20	21
Amortization of DAC	4	3
Employee compensation and benefit expenses	73	60
Other operating expenses	42	57
Total expenses	196	171
Income (loss) before income taxes and equity in earnings (losses) of investees	104	6
Equity in earnings (losses) of investees	(11)	9
Income (loss) before income taxes	93	15
Less: Provision (benefit) for income taxes	18	—
Net income (loss)	75	15
Less: Noncontrolling interests	9	4
Net income (loss) attributable to AGL	$66	$11

Earnings per share:
Basic	$1.00	$0.14
Diluted	$0.98	$0.14

Assured Guaranty Ltd.
Income Components (1 of 3)
(in millions)

Components of Adjusted Operating Income and Reconciliation to Net Income (Loss) Attributable to Assured Guaranty Ltd.

	Three Months Ended
	March 31,
	2022	2021
Components of Adjusted Operating Income:
Segments:
Insurance	$133	$79
Asset Management	—	(7)
Total segments	133	72
Corporate division	(33)	(29)
Other	(10)	—
Subtotal	90	43
Reconciliation to Net Income Attributable to Assured Guaranty Ltd.:
Realized gains (losses) on investments	3	(3)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(3)	(19)
Fair value gains (losses) on CCS	1	(19)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(29)	1
Tax effect	4	8
Net Income (Loss) Attributable to Assured Guaranty Ltd.	$66	$11

Assured Guaranty Ltd.
Income Components (2 of 3)
(in millions)

Components of Income for the Three Months Ended March 31, 2022

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$215	$—	$—	$(1)	$—	$214
Net investment income	63	—	1	(2)	—	62
Asset management fees	—	37	—	(3)	—	34
Net realized investment gains (losses)	—	—	—	—	3	3
Fair value gains (losses) on credit derivatives (2)	4	—	—	—	(7)	(3)
Fair value gains (losses) on CCS	—	—	—	—	1	1
Fair value gains (losses) on FG VIEs	—	—	—	6	—	6
Fair value gains (losses) on CIVs	—	—	—	14	—	14
Foreign exchange gains (losses) on remeasurement	(1)	—	—	—	(29)	(30)
Other income (loss)	(3)	2	—	—	—	(1)
Total revenues	278	39	1	14	(32)	300

Expenses
Loss and LAE (3)	60	—	—	1	(4)	57
Interest expense	1	—	21	(2)	—	20
Amortization of DAC	4	—	—	—	—	4
Employee compensation and benefit expenses	38	29	6	—	—	73
Other operating expenses	19	10	7	6	—	42
Total expenses	122	39	34	5	(4)	196
Equity in earnings (losses) of investees	(1)	—	—	(10)	—	(11)
Less: Provision (benefit) for income taxes	22	—	—	—	(4)	18
Less: Noncontrolling interests	—	—	—	9	—	9
Total	$133	$—	$(33)	$(10)	$(24)	$66

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Income Components (3 of 3)
(in millions)

Components of Income for the Three Months Ended March 31, 2021

	Segments		Corporate and Other
	Insurance	Asset Management	Corporate	Other (1)	Reconciling Items	Consolidated

Revenues
Net earned premiums	$104	$—	$—	$(1)	$—	$103
Net investment income	73	—	—	(3)	—	70
Asset management fees	—	20	—	4	—	24
Net realized investment gains (losses)	—	—	—	—	(3)	(3)
Fair value gains (losses) on credit derivatives (2)	3	—	—	—	(22)	(19)
Fair value gains (losses) on CCS	—	—	—	—	(19)	(19)
Fair value gains (losses) on FG VIEs	—	—	—	5	—	5
Fair value gains (losses) on CIVs	—	—	—	16	—	16
Foreign exchange gains (losses) on remeasurement	(1)	—	—	—	1	—
Other income (loss)	—	—	—	—	—	—
Total revenues	179	20	—	21	(43)	177

Expenses
Loss and LAE (3)	30	—	—	3	(3)	30
Interest expense	—	—	23	(2)	—	21
Amortization of DAC	3	—	—	—	—	3
Employee compensation and benefit expenses	36	19	5	—	—	60
Other operating expenses	37	10	4	6	—	57
Total expenses	106	29	32	7	(3)	171
Equity in earnings (losses) of investees	19	—	—	(10)	—	9
Less: Provision (benefit) for income taxes	13	(2)	(3)	—	(8)	—
Less: Noncontrolling interests	—	—	—	4	—	4
Total	$79	$(7)	$(29)	$—	$(32)	$11

1)    Includes the consolidation of the FG VIEs and CIVs and intersegment eliminations.
2)    Insurance segment balances for this line include only the credit derivative revenues component of realized gains (losses) on credit derivatives.
3)    Insurance segment balances for this line item includes credit derivative impairment (recoveries).

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended
	March 31,
	2022	2021

Net income (loss) attributable to AGL	$66	$11
Less pre-tax adjustments:
Realized gains (losses) on investments	3	(3)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(3)	(19)
Fair value gains (losses) on CCS	1	(19)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(29)	1
Total pre-tax adjustments	(28)	(40)
Less tax effect on pre-tax adjustments	4	8
Adjusted operating income (loss)	$90	$43

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	(10)	—

Per diluted share:
Net income (loss) attributable to AGL	$0.98	$0.14
Less pre-tax adjustments:
Realized gains (losses) on investments	0.05	(0.04)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(0.04)	(0.25)
Fair value gains (losses) on CCS	0.02	(0.24)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.44)	0.01
Total pre-tax adjustments	(0.41)	(0.52)
Less tax effect on pre-tax adjustments	0.05	0.11
Adjusted operating income (loss)	$1.34	$0.55

Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating income	$(0.14)	$—

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	March 31,	December 31,	March 31,	December 31,
	2022	2021	2021	2020
Shareholders' equity attributable to AGL	$5,802	$6,292	$6,430	$6,643
Adjusted operating shareholders' equity	5,860	5,991	6,032	6,087
Gain (loss) related to FG VIE and CIV consolidation included in adjusted operating shareholders' equity	22	32	1	2

			Three Months Ended
			March 31,
			2022	2021
Net income (loss) attributable to AGL			$66	$11
Adjusted operating income (loss)			90	43

Average shareholders' equity attributable to AGL			$6,047	$6,537
Average adjusted operating shareholders' equity			5,926	6,060
Gain (loss) related to FG VIE and CIV consolidation included in average adjusted operating shareholders' equity			27	2

GAAP ROE (1)			4.4%	0.7%
Adjusted operating ROE (1)			6.1%	2.8%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	March 31,	December 31,	March 31,	December 31,
	2022	2021	2021	2020
Reconciliation of shareholders' equity attributable to AGL to adjusted book value:
Shareholders' equity attributable to AGL	$5,802	$6,292	$6,430	$6,643
Less pre-tax reconciling items:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(57)	(54)	(10)	9
Fair value gains (losses) on CCS	24	23	33	52
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	(26)	404	463	611
Less taxes	1	(72)	(88)	(116)
Adjusted operating shareholders' equity	5,860	5,991	6,032	6,087
Pre-tax reconciling items:
Less: Deferred acquisition costs	135	131	124	119
Plus: Net present value of estimated net future revenue	164	160	181	182
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,369	3,402	3,359	3,355
Plus taxes	(593)	(599)	(597)	(597)
Adjusted book value	$8,665	$8,823	$8,851	$8,908

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity (net of tax (provision) benefit of $(5), $(5), $- and $-)	$22	$32	$1	$2
Adjusted book value (net of tax (provision) benefit of $(3), $(3), $4 and $2)	$13	$23	$(9)	$(8)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of March 31, 2022
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(2)(4)	$3,893	$(13)	3.44%	3.17%	$3,941	$134
U.S. government and agencies	122	—	2.03	1.74	122	2
Corporate securities	2,469	(5)	2.58	2.26	2,388	64
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (3)(4)	437	(18)	4.59	3.84	400	20
Commercial mortgage-backed securities	321	—	3.47	3.01	322	11
Asset-backed securities (ABS)
CLOs	440	—	2.24	1.77	437	10
Other ABS (4)	422	(11)	3.46	2.79	430	15
Non-U.S. government securities	123	—	1.00	0.99	116	1
Total fixed maturity securities, available-for-sale	8,227	(47)	3.12	2.78	8,156	257
Short-term investments	585	—	0.15	0.12	585	1
Cash (5)	119	—	—	—	119	—
Total	$8,931	$(47)	2.93%	2.60%	$8,860	$258

Fixed maturity securities, trading (8)					$174

Ratings (6):	Fair Value	% of Portfolio
U.S. government and agencies	$122	1.5%
AAA/Aaa	1,129	13.8
AA/Aa	2,811	34.5
A/A	1,928	23.6
BBB	984	12.1
Below-investment-grade (BIG)	597	7.3
Not rated (7)	585	7.2
Total fixed maturity securities, available-for-sale	$8,156	100.0%

Duration of available-for-sale fixed maturity securities and short-term investments (in years):		4.0

Average ratings of fixed maturity securities and short-term investments		A

1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $7 million insured by Assured Guaranty Municipal Corp. (AGM).
3)    Includes fair value of $168 million in subprime RMBS, which has an average rating of BIG.
4)    Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.
5)    Cash is not included in the yield calculation.
6)    Ratings are represented by the lower of the Moody's or S&P classifications except for purchased securities that it has insured, and for which it had expected losses to be paid (loss mitigation securities) and certain other securities, which use internal ratings classifications. Loss mitigation and other securities for which internal ratings are used total $789 million in par with carrying value of $593 million and are included in the BIG category.
7)    Includes $514 million of new recovery bonds received in connection with the consummation of the March Puerto Rico Resolutions (see pg.29).
8)    Represent contingent value instruments received in connection with the consummation of the March Puerto Rico Resolutions (see pg.29). These securities are not rated.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP
(dollars in millions)

Investment Portfolio, Cash and CIVs as of March 31, 2022

	Insurance Subsidiaries (1)	Holding Companies (2)	Other	AGL Consolidated

Fixed-maturity securities, available-for-sale	$8,069	$87	$—	$8,156
Fixed-maturity securities, trading	174	—	—	174

Short-term investments	237	339	9	585
Cash	60	17	42	119
Total short-term investments and cash	297	356	51	704
Other invested assets
AssuredIM Funds (3)
CLOs	245	—	(245)	—
Municipal bonds	103	—	(103)	—
Healthcare	103	—	(103)	—
Asset-based	108	—	(108)	—
Equity method investments-AssuredIM Funds	559	—	(559)	—
Other	141	9	2	152
Other invested assets	700	9	(557)	152
Total investment portfolio and cash	$9,240	$452	$(506)	$9,186
CIVs
Assets of CIVs	$—	$—	$5,700	$5,700
Liabilities of CIVs	—	—	(4,854)	(4,854)
Redeemable noncontrolling interests	—	—	(21)	(21)
Nonredeemable noncontrolling interests	—	—	(193)	(193)
Total CIVs	$—	$—	$632	$632

Investment Portfolio, Cash and CIVs as of December 31, 2021

	Insurance Subsidiaries	Holding Companies	Other	AGL Consolidated

Fixed-maturity securities, available-for-sale	$8,106	$96	$—	$8,202

Short-term investments	859	355	11	1,225
Cash	71	—	49	120
Total short-term investments and cash	930	355	60	1,345
Other invested assets
AssuredIM Funds
CLOs	228	—	(228)	—
Municipal bonds	107	—	(107)	—
Healthcare	115	—	(115)	—
Asset-based	93	—	(93)	—
Equity method investments-AssuredIM Funds	543	—	(543)	—
Other	167	8	6	181
Other invested assets	710	8	(537)	181
Total investment portfolio and cash	$9,746	$459	$(477)	$9,728
CIVs
Assets of CIVs	$—	$—	$5,271	$5,271
Liabilities of CIVs	—	—	(4,436)	(4,436)
Redeemable noncontrolling interests	—	—	(22)	(22)
Nonredeemable noncontrolling interests	—	—	(186)	(186)
Total CIVs	$—	$—	$627	$627

1)    Includes the Company's U.S., Bermuda and European insurance subsidiaries.
2)    Includes the Company's' holding companies: AGL, Assured Guaranty US Holdings Inc. and Assured Guaranty Municipal Holdings Inc..
3)    Funds managed by Assured Investment Management LLC (AssuredIM LLC) and its investment management affiliates (together with AssuredIM LLC, AssuredIM) (AssuredIM Funds).

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment
(dollars in millions)

Income from Investment Portfolio and Fair Value Gains (Losses) on CIVs on a Segment basis for the Three Months Ended March 31, 2022 and March 31, 2021

	Three Months Ended March 31, 2022
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$63	$—	$1	$(2)	$62

Other income (loss)
Unrealized gain (loss) on trading portfolio	$(4)	$—	$—	$—	$(4)

Equity in earnings (losses) of investees
AssuredIM Funds	$11	$—	$—	$(10)	$1
Other	(12)	—	—	—	(12)
Equity in earnings (losses) of investees	$(1)	$—	$—	$(10)	$(11)

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$14	$14
Noncontrolling interests	—	—	—	(9)	(9)
Total CIVs	$—	$—	$—	$5	$5

	Three Months Ended March 31, 2021
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$73	$—	$—	$(3)	$70

Equity in earnings (losses) of investees
AssuredIM Funds	$10	$—	$—	$(10)	$—
Other	9	—	—	—	9
Equity in earnings (losses) of investees	$19	$—	$—	$(10)	$9

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$16	$16
Noncontrolling interests	—	—	—	(4)	(4)
Total CIVs	$—	$—	$—	$12	$12

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended
	March 31,
	2022	2021
Segment revenues
Net earned premiums and credit derivative revenues	$219	$107
Net investment income	63	73
Other income (loss)	(4)	(1)
Total segment revenues	278	179

Segment expenses
Loss expense (benefit)	60	30
Interest expense	1	—
Amortization of DAC	4	3
Employee compensation and benefit expenses	38	36
Write-off of Municipal Assurance Corp. (MAC) insurance licenses	—	16
Other operating expenses	19	21
Total segment expenses	122	106
Equity in earnings (losses) of investees	(1)	19
Segment adjusted operating income (loss) before income taxes	155	92
Less: Provision (benefit) for income taxes	22	13
Segment adjusted operating income (loss)	$133	$79

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of March 31, 2022
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Assured Guaranty Re Ltd. (6)	Eliminations(2)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,909	$1,992	$691	$(212)	$5,380
Contingency reserve	893	348	—	—	1,241
Qualified statutory capital	3,802	2,340	691	(212)	6,621
Unearned premium reserve and net deferred ceding commission income(1)	2,116	333	559	(74)	2,934
Loss and LAE reserves (1)(7)	—	—	110	—	110
Total policyholders' surplus and reserves	5,918	2,673	1,360	(286)	9,665
Present value of installment premium	484	193	235	—	912
CCS	200	200	—	—	400
Total claims-paying resources	$6,602	$3,066	$1,595	$(286)	$10,977

Statutory net exposure (1)(3)(8)	$152,475	$20,436	$58,066	$(669)	$230,308
Net debt service outstanding (1)(3)(8)	$240,925	$31,163	$87,615	$(1,367)	$358,336

Ratios:
Net exposure to qualified statutory capital	40:1	9:1	84:1		35:1
Capital ratio (4)	63:1	13:1	127:1		54:1
Financial resources ratio (5)	36:1	10:1	55:1		33:1
Statutory net exposure to claims-paying resources	23:1	7:1	36:1		21:1

1)    The numbers shown for AGM have been adjusted to include 100% share of its United Kingdom (U.K.) and French insurance subsidiaries. On April 1, 2021, MAC was merged with and into AGM, with AGM as the surviving company.
2)    Eliminations are primarily for (i) intercompany surplus notes between AGM and Assured Guaranty Corp. (AGC), and (ii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
3)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $1,090 million of specialty insurance and reinsurance exposure.
4)    The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
5)    The financial resources ratio is calculated by dividing net debt service outstanding by total claims-paying resources.
6)    Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of AGRe on a U.S. statutory-basis, except for contingency reserves.
7)    Loss and LAE reserves exclude adjustments to claims-paying resources for AGM and AGC because they were in a net recoverable position of $37 million and $13 million.
8)    Includes a guarantee of rental income cash flows, written by Assured Guaranty Overseas Ltd. with maximum potential exposure of $257 million.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended March 31, 2022 and March 31, 2021

	Three Months Ended					Three Months Ended
	March 31, 2022					March 31, 2021
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$49	$16	$5	$—	$70	$79	$5	$3	$—	$87
Less: Installment GWP and other GAAP adjustments (1)	—	16	3	—	19	34	3	1	—	38
Upfront GWP	49	—	2	—	51	45	2	2	—	49
Plus: Installment premiums and other(2)	—	12	—	6	18	36	1	—	—	37
Total PVP	$49	$12	$2	$6	$69	$81	$3	$2	$—	$86

Gross par written	$3,931	223	60	257	$4,471	$5,427	—	45	—	$5,472

(1)    This includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
(2)    This includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as loss mitigation securities. This also includes the present value of future premiums and fees associated with a financial guarantee written by the Company that, under GAAP, is accounted for under ASC 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended March 31,
	2022		2021
	Gross Par Written	Average Internal Rating	Gross Par Written	Average Internal Rating
Sector:
U.S. public finance
General obligation	$1,445	A-	$1,757	A
Transportation	1,407	A-	340	BBB
Tax backed	374	A-	1,259	A
Healthcare	356	BBB	432	A-
Municipal utilities	292	A	610	BBB
Higher education	52	BBB+	233	A
Infrastructure finance	5	BBB	752	BBB+
Housing revenue	—	—	44	BBB-
Total U.S. public finance	3,931	A-	5,427	A-
Non-U.S. public finance:
Regulated utilities	223	BBB	—	—
Total non-U.S. public finance	223	BBB	—	—
Total public finance	4,154	A-	5,427	A-

U.S. structured finance:
Commercial mortgage-backed securities	—	—	37	A
Other structured finance	60	A-	8	A-
Total U.S. structured finance	60	A-	45	A
Non-U.S. structured finance:
Commercial mortgage-backed securities (1)	257	AA	—	—
Total non-U.S. structured finance	257	AA	—	—
Total structured finance	317	AA-	45	A

Total gross par written	$4,471	A-	$5,472	A-

(1)    Represent guarantees of rental income cash flows.

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

	1Q-21	2Q-21	3Q-21	4Q-21	1Q-22
PVP:
Public finance - U.S.	$81	$29	$55	$70	$49
Public finance - non-U.S.	3	43	17	16	12
Structured finance - U.S.	2	9	21	10	2
Structured finance - non-U.S.	—	—	3	2	6
Total PVP (1)	$86	$81	$96	$98	$69

Reconciliation of GWP to PVP:

Total GWP	$87	$84	$106	$100	$70
Less: Installment GWP and other GAAP adjustments	38	35	52	33	19
Upfront GWP	49	49	54	67	51
Plus: Installment premiums and other(2)	37	32	42	31	18
Total PVP	$86	$81	$96	$98	$69

Gross par written:
Public finance - U.S.	$5,427	$4,716	$7,703	$5,947	$3,931
Public finance - non-U.S.	—	961	156	—	223
Structured finance - U.S.	45	460	436	375	60
Structured finance - non-U.S. (1)	—	—	266	164	257
Total	$5,472	$6,137	$8,561	$6,486	$4,471

1)    First quarter 2022 PVP and gross par written includes the present value of future premiums and total exposure, respectively, associated with a financial guarantee written by the Company that, under GAAP, are accounted for under ASC 460, Guarantees.
2)    This includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as loss mitigation securities. This also includes the present value of future premiums and fees associated with a financial guarantee written by the Company that, under GAAP, is accounted for under ASC 460, Guarantees.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums (i.e. Net Deferred Premium Revenue)	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2022 (as of March 31)		$361,989
2022 Q2	$4,158	357,831	$76	$5	$1	$2
2022 Q3	6,620	351,211	75	5	1	2
2022 Q4	5,744	345,467	73	5	1	2
2023	19,161	326,306	279	20	3	8
2024	19,597	306,709	257	18	3	8
2025	19,627	287,082	233	17	3	8
2026	18,591	268,491	217	16	3	7

2022-2026	93,498	268,491	1,210	86	15	37
2027-2031	80,896	187,595	892	64	12	32
2032-2036	67,023	120,572	617	42	11	26
2037-2041	48,797	71,775	366	26	2	18
After 2041	71,775	—	505	41	—	13
Total	$361,989		$3,590	$259	$40	$126

	GAAP	Effect of FG VIE Consolidation on Net Unearned Premium Reserve
Net deferred premium revenue:
Financial guaranty	$3,590	$38
Specialty	11	—
Net deferred premium revenue	3,601	38
Contra-paid	(21)	(4)
Net unearned premium reserve	$3,580	$34

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2022. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.
2)    See page 23, ‘‘Net Expected Loss to be Expensed.’’ The following is a reconciliation of net deferred premium revenue to net unearned premiums reserve. Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have been recognized in the statement of operations (contra-paid).
3)     Represents expected future premiums on insured credit derivatives.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid (1) for the Three Months Ended March 31, 2022

	Net Expected Loss to be Paid (Recovered) as of December 31, 2021	Economic Loss Development (Benefit) During 1Q-22	Net (Paid) Recovered Losses During 1Q-22	Net Expected Loss to be Paid (Recovered) as of March 31, 2022
Public Finance:
U.S. public finance	$197	$(48)	$32	$181
Non-U.S public finance	12	(2)	—	10
Public Finance	209	(50)	32	191

Structured Finance:
U.S. RMBS	150	7	38	195
Other structured finance	52	(1)	(5)	46
Structured Finance	202	6	33	241
Total	$411	$(44)	$65	$432

1)    Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

Assured Guaranty Ltd.
Loss Measures
As of March 31, 2022
(dollars in millions)

		Three Months Ended March 31, 2022
	Total Net Par Outstanding for BIG Transactions	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)
Public finance:
U.S. public finance	$3,734	$55	$55	$55
Non-U.S public finance	561	—	—	—
Public finance	4,295	55	55	55
Structured finance:
U.S. RMBS	1,229	3	7	6
Other structured finance	115	(1)	(1)	(1)
Structured finance	1,344	2	6	5
Total	$5,639	$57	$61	$60

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed (1)
As of March 31, 2022
(dollars in millions)

GAAP

2022 Q2	$5
2022 Q3	5
2022 Q4	5
2023	19
2024	18
2025	17
2026	20
2022-2026	89
2027-2031	73
2032-2036	47
2037-2041	9
After 2041	3
Total expected present value of net expected loss to be expensed(2)	221
Future accretion	167
Total expected future loss and LAE	$388

1)    The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.00% to 2.61% for U.S. dollar denominated obligations.
2)      Excludes $27 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Internal Rating by Asset Type

	As of March 31, 2022		As of December 31, 2021
	Net Par Outstanding	Average Internal Rating	Net Par Outstanding	Average Internal Rating
U.S. public finance:
General obligation	$71,993	A-	$72,896	A-
Tax backed	34,698	A-	35,726	A-
Municipal utilities	25,238	A-	25,556	A-
Transportation	18,252	BBB+	17,241	BBB+
Healthcare	9,780	BBB+	9,588	BBB+
Higher education	6,871	A-	6,927	A-
Infrastructure finance	6,298	A-	6,329	A-
Housing revenue	999	BBB-	1,000	BBB-
Investor-owned utilities	509	A-	611	A-
Renewable energy	183	A-	193	A-
Other public finance	1,136	A-	1,152	A-
Total U.S. public finance	175,957	A-	177,219	A-
Non-U.S public finance:
Regulated utilities	18,732	BBB+	18,814	BBB+
Infrastructure finance	15,723	BBB	16,475	BBB
Sovereign and sub-sovereign	10,574	A+	10,886	A+
Renewable energy	2,231	A-	2,398	A-
Pooled infrastructure	1,246	AAA	1,372	AAA
Total non-U.S. public finance	48,506	BBB+	49,945	BBB+
Total public finance	$224,463	A-	227,164	A-

U.S. structured finance:
Life insurance transactions	$3,443	AA-	3,431	AA-
RMBS	2,277	BB+	2,391	BB+
Financial products	600	AA-	770	AA-
Consumer receivables	545	A+	583	A+
Pooled corporate obligations	518	AA+	534	AA+
Other structured finance	718	BBB+	665	BBB+
Total U.S. structured finance	8,101	A	8,374	A
Non-U.S. structured finance:
Pooled corporate obligations	342	AAA	351	AAA
RMBS	310	A	325	A
Other structured finance	163	AA	178	AA
Total non-U.S structured finance	815	AA	854	AA
Total structured finance	$8,916	A	9,228	A

Total	$233,379	A-	$236,392	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of March 31, 2022
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$270	0.2%	$2,102	4.3%	$757	9.3%	$482	59.1%	$3,611	1.5%
AA	16,472	9.4	3,975	8.2	4,633	57.2	21	2.7	25,101	10.8
A	94,442	53.6	10,382	21.4	801	9.9	156	19.1	105,781	45.3
BBB	61,039	34.7	31,486	64.9	566	7.0	156	19.1	93,247	40.0
BIG	3,734	2.1	561	1.2	1,344	16.6	—	—	5,639	2.4
Net Par Outstanding (1)	$175,957	100.0%	$48,506	100.0%	$8,101	100.0%	$815	100.0%	$233,379	100.0%

1)    As of March 31, 2022, the Company excluded $1.2 billion of net par attributable to loss mitigation securities.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of March 31, 2022
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$35,919	15.4%
Texas	17,273	7.4
Pennsylvania	15,609	6.7
New York	15,244	6.5
Illinois	12,786	5.5
New Jersey	9,797	4.2
Florida	7,230	3.1
Michigan	5,237	2.2
Louisiana	5,121	2.2
Alabama	3,726	1.6
Other	48,015	20.6
Total U.S. public finance	175,957	75.4
U.S. structured finance	8,101	3.5
Total U.S.	184,058	78.9

Non-U.S.:
United Kingdom	36,933	15.8
France	2,653	1.1
Canada	1,950	0.9
Australia	1,715	0.7
Spain	1,714	0.7
Other	4,356	1.9
Total non-U.S.	49,321	21.1

Total net par outstanding	$233,379	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Specialty Insurance and Reinsurance Exposure
As of March 31, 2022
(dollars in millions)

	As of March 31, 2022		As of December 31, 2021
	Gross Exposure	Net Exposure	Gross Exposure	Net Exposure
Life insurance transactions (1)	$1,261	$890	$1,250	$871
Aircraft residual value insurance policies (2)	355	200	355	200
Total	$1,616	$1,090	$1,605	$1,071

1)    The life insurance transactions net exposure is projected to reach $1.1 billion by March 31, 2026.
2)    As of both March 31, 2022 and December 31, 2021, gross exposure of $144 million and net exposure of $84 million of aircraft residual value insurance was rated BIG.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2022 (as of March 31)						$8,916
2022 Q2	$5	$113	$11	$11	$140	8,776
2022 Q3	5	102	(12)	67	162	8,614
2022 Q4	5	89	(7)	32	119	8,495
2023	23	312	10	284	629	7,866
2024	69	265	13	225	572	7,294
2025	32	256	38	257	583	6,711
2026	115	187	48	213	563	6,148

2022-2026	254	1,324	101	1,089	2,768	6,148
2027-2031	380	418	325	1,397	2,520	3,628
2032-2036	108	233	148	1,334	1,823	1,805
2037-2041	118	296	24	860	1,298	507
After 2041	—	6	2	499	507	—
Total structured finance	$860	$2,277	$600	$5,179	$8,916

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2022 (as of March 31)		$224,463
2022 Q2	$1,460	223,003
2022 Q3	3,823	219,180
2022 Q4	3,234	215,946
2023	9,491	206,455
2024	10,412	196,043
2025	10,913	185,130
2026	10,385	174,745

2022-2026	49,718	174,745
2027-2031	46,283	128,462
2032-2036	43,183	85,279
2037-2041	33,412	51,867
After 2041	51,867	—
Total public finance	$224,463

Net par outstanding (end of period)

	1Q-21	2Q-21	3Q-21	4Q-21	1Q-22
Public finance - U.S.	$172,941	$173,667	$175,952	$177,219	$175,957
Public finance - non-U.S.	52,099	51,966	50,305	49,945	48,506
Structured finance - U.S.	8,678	8,568	8,677	8,374	8,101
Structured finance - non-U.S.	552	535	734	854	815
Net par outstanding	$234,270	$234,736	$235,668	$236,392	$233,379

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of March 31, 2022
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$2,256	$2,237	$3,169	$3,146

Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Puerto Rico Exposures Subject to a Plan or Support Agreement
Commonwealth of Puerto Rico - General Obligation (GO) (2)	$6	$28	$13	$—	$47	$47
Puerto Rico Public Buildings Authority (PBA) (2)	1	5	—	(1)	5	5
Subtotal - GO/PBA Plan	7	33	13	(1)	52	52

Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue)	233	467	178	(79)	799	799
PRHTA (Highway revenue)	381	51	25	—	457	457
Subtotal - HTA/CCDA PSA	614	518	203	(79)	1,256	1,256

Subtotal Subject to a Plan or Support Agreement	621	551	216	(80)	1,308	1,308

Other Puerto Rico Exposures
Puerto Rico Electric Power Authority (PREPA)	469	69	210	—	748	759
Puerto Rico Municipal Finance Agency (MFA) (3)	126	16	37	—	179	187
Puerto Rico Aqueduct and Sewer Authority (PRASA) and University of Puerto Rico (U of PR) (3)	—	2	—	—	2	2
Subtotal Other Puerto Rico Exposures	595	87	247	—	929	948

Total exposure to Puerto Rico	$1,216	$638	$463	$(80)	$2,237	$2,256

1)    Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
2)    On March 15, 2022, the Modified Eighth Amended Title III Joint Plan of Adjustment, confirmed on January 18, 2022, was consummated, pursuant to which the Company, among other things, fully paid claims on all of its directly insured Puerto Rico GO bonds, other than certain GO bonds whose holders made certain elections. On the same date and pursuant to the same Plan of Adjustment, the Company fully paid claims on all of its directly insured PBA bonds, other than certain PBA bonds whose holders made certain elections.
(3) All debt service on these insured exposures have been paid to date without any insurance claim being made on the Company.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of March 31, 2022
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2022 (2Q)	2022 (3Q)	2022 (4Q)	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032 - 2036	2037 - 2041	2042	Total
Puerto Rico Exposures Subject to a Plan or Support Agreement
Commonwealth of Puerto Rico - GO	$—	$20	$—	$—	$—	$—	$2	$5	$—	$20	$—	$—	$—	$—	$—	$47
PBA	—	—	—	3	—	2	—	—	—	—	—	—	—	—	—	5
Subtotal - GO/PBA Plan	—	20	—	3	—	2	2	5	—	20	—	—	—	—	—	52
PRHTA (Transportation revenue)	—	28	—	34	4	29	24	29	34	49	31	21	310	201	5	799
PRHTA (Highway revenue)	—	40	—	31	33	34	1	—	10	13	16	39	240	—	—	457
Subtotal - HTA/CCDA PSA	—	68	—	65	37	63	25	29	44	62	47	60	550	201	5	1,256
Subtotal Subject to a Plan or Support Agreement	—	88	—	68	37	65	27	34	44	82	47	60	550	201	5	1,308

Other Puerto Rico Exposures
PREPA	—	28	—	95	93	68	106	105	69	39	44	75	26	—	—	748
MFA	—	43	—	23	18	18	37	15	12	7	6	—	—	—	—	179
PRASA and U of PR	—	—	—	—	1	—	—	—	—	—	—	—	1	—	—	2
Subtotal Other Puerto Rico Exposures	—	71	—	118	112	86	143	120	81	46	50	75	27	—	—	929

Total	$—	$159	$—	$186	$149	$151	$170	$154	$125	$128	$97	$135	$577	$201	$5	$2,237

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of March 31, 2022
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2022 (2Q)	2022 (3Q)	2022 (4Q)	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032 - 2036	2037 - 2041	2042	Total
Puerto Rico Exposures Subject to a Plan or Support Agreement
Commonwealth of Puerto Rico - GO	$—	$22	$—	$2	$2	$1	$3	$6	$1	$21	$—	$—	$—	$—	$—	$58
PBA	—	—	—	3	—	2	—	—	—	—	—	—	—	—	—	5
Subtotal - GO/PBA Plan	—	22	—	5	2	3	3	6	1	21	—	—	—	—	—	63
PRHTA (Transportation revenue)	—	48	—	73	42	67	61	64	67	82	61	49	423	237	5	1,279
PRHTA (Highway revenue)	—	52	—	54	52	53	18	17	27	29	32	54	279	—	—	667
Subtotal - HTA/CCDA PSA	—	100	—	127	94	120	79	81	94	111	93	103	702	237	5	1,946
Subtotal Subject to a Plan or Support Agreement	—	122	—	132	96	123	82	87	95	132	93	103	702	237	5	2,009

Other Puerto Rico Exposures
PREPA	3	43	3	128	122	92	126	122	80	47	51	80	29	—	—	926
MFA	—	48	—	29	24	22	41	17	14	8	6	—	—	—	—	209
PRASA and U of PR	—	—	—	—	1	—	—	—	—	—	—	—	1	—	—	2
Subtotal Other Puerto Rico Exposures	3	91	3	157	147	114	167	139	94	55	57	80	30	—	—	1,137

Total	$3	$213	$3	$289	$243	$237	$249	$226	$189	$187	$150	$183	$732	$237	$5	$3,146

Assured Guaranty Ltd.
U.S. RMBS Profile
As of March 31, 2022
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$3	$78	$10	$415	$2	$508
AA	9	66	8	157	62	302
A	3	18	—	6	59	86
BBB	7	2	1	14	128	152
BIG	43	226	16	807	137	1,229
Total exposures	$65	$390	$35	$1,399	$388	$2,277

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$11	$10	$—	$384	$20	$425
2005	25	136	16	191	69	437
2006	29	29	1	54	127	240
2007	—	215	18	737	172	1,142
2008	—	—	—	33	—	33
Total exposures	$65	$390	$35	$1,399	$388	$2,277

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding, internal ratings and a description of sectors.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of March 31, 2022
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement
Ratings:
AAA	$563	65.8%	41.4%	50.2%
AA	167	19.5	43.0	58.1
A	96	11.2	38.4	48.9
BBB	30	3.5	42.0	43.7
Total exposures	$856	100.0%	41.4%	51.4%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Average Initial Credit Enhancement	Average Current Credit Enhancement	Number of Transactions	Average Rating
Asset class:
Trust preferred
Banks and insurance	$380	44.4%	43.7%	62.0%	12	AA+
U.S. mortgage and real estate investment trusts	89	10.4	47.4	65.4	3	A+
CLOs	387	45.2	37.8	37.7	5	AAA
Total exposures	$856	100.0%	41.4%	51.4%	20	AA+

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	March 31,	December 31,
	2022	2021
U.S. public finance:
Tax backed	$1,876	$2,327
Municipal utilities	1,069	1,069
General obligation	389	1,561
Transportation	108	110
Housing revenue	90	90
Infrastructure finance	46	46
Higher education	35	46
Healthcare	21	23
Other public finance	100	100
Total U.S. public finance	3,734	5,372
Non-U.S. public finance:
Infrastructure finance	435	470
Sovereign and sub-sovereign	99	102
Renewable energy	27	28
Total non-U.S. public finance	561	600
Total public finance	$4,295	$5,972

U.S. structured finance:
RMBS	$1,229	$1,265
Consumer receivables	68	72
Life insurance transactions	40	40
Other structured finance	7	7
Total U.S. structured finance	1,344	1,384
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—
Total structured finance	$1,344	$1,384
Total BIG net par outstanding	$5,639	$7,356

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	As of
	March 31,	December 31,
	2022	2021
BIG Category 1
U.S. public finance	$1,462	$1,765
Non-U.S. public finance	518	556
U.S. structured finance	53	122
Non-U.S. structured finance	—	—
Total BIG Category 1	2,033	2,443
BIG Category 2
U.S. public finance	116	116
Non-U.S. public finance	—	—
U.S. structured finance	120	65
Non-U.S. structured finance	—	—
Total BIG Category 2	236	181
BIG Category 3
U.S. public finance	2,156	3,491
Non-U.S. public finance	43	44
U.S. structured finance	1,171	1,197
Non-U.S. structured finance	—	—
Total BIG Category 3	3,370	4,732
BIG Total	$5,639	$7,356

1)    Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of March 31, 2022
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
Puerto Rico Highways & Transportation Authority	$1,256	CCC
Puerto Rico Electric Power Authority	748	CCC
Illinois Sports Facilities Authority	260	BB+
Puerto Rico Municipal Finance Agency	179	CCC
Jackson Water & Sewer System, Mississippi	171	BB
Virgin Islands Public Finance Authority (Gross Receipts)	134	BB
Stockton City, California	100	B
Harrisburg Parking System, Pennsylvania	78	B
San Jacinto River Authority (GRP Project), Texas	65	BB+
Indiana University of Pennsylvania, Pennsylvania	60	CCC
Atlantic City, New Jersey	54	BB
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	52	CCC
Virgin Islands Water and Power Authority	51	CCC
Total U.S. public finance	$3,208

Non-U.S. public finance:
Road Management Services PLC (A13 Highway)	146	B+
Dartford & Gravesham NHS Trust The Hospital Company (Dartford) Plc	126	BB+
M6 Duna Autopalya Koncesszios Zrt.	72	BB+
Private International Transaction	58	BB-
Total non-U.S. public finance	$402
Total public finance	$3,610

U.S. structured finance:
RMBS:
Soundview 2007-WMC1	$147	CCC	34.7%
Option One 2007-FXD2	132	CCC	18.6%
Option One Mortgage Loan Trust 2007-HL1	102	CCC	23.8%
Argent Securities Inc. 2005-W4	93	CCC	8.9%
Nomura Asset Accept. Corp. 2007-1	72	CCC	21.1%
New Century 2005-A	63	CCC	21.1%
ACE 2007-SL1	50	CCC	16.5%
Total RMBS-U.S. structured finance	$659

Total non-U.S. structured finance	$—
Total structured finance	$659

Total	$4,269

1)    Transactions rated below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of March 31, 2022
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)
New Jersey (State of)	$3,339	BBB
Pennsylvania (Commonwealth of)	1,781	A-
New York Metropolitan Transportation Authority	1,744	A-
Metro Washington Airports Authority (Dulles Toll Road)	1,609	BBB+
Illinois (State of)	1,452	BBB-
Puerto Rico Highways & Transportation Authority	1,256	CCC
North Texas Tollway Authority	1,198	A
Foothill/Eastern Transportation Corridor Agency, California	1,197	BBB
CommonSpirit Health, Illinois	940	A-
San Diego Family Housing, LLC	918	AA
Philadelphia School District, Pennsylvania	909	A-
Alameda Corridor Transportation Authority, California	902	BBB+
Great Lakes Water Authority (Sewerage), Michigan	869	A-
Yankee Stadium LLC New York City Industrial Development Authority	861	BBB
Montefiore Medical Center, New York	849	BBB-
California (State of)	844	AA-
ProMedica Healthcare Obligated Group, Ohio	820	BBB
Central Florida Expressway Authority, Florida	814	A+
Suffolk County, New York	812	BBB
Dade County Seaport, Florida	810	A
Wisconsin (State of)	809	A
Port Authority of New York and New Jersey	808	BBB
Tucson (City of), Arizona	795	A+
Metropolitan Pier and Exposition Authority, Illinois	790	BBB-
Massachusetts (Commonwealth of) Water Resources	772	AA
Pennsylvania Turnpike Commission	756	A-
Chicago Public Schools, Illinois	754	BBB-
Puerto Rico Electric Power Authority	748	CCC
Jefferson County Alabama Sewer	747	BBB
Anaheim (City of), California	724	A-
Philadelphia (City of), Pennsylvania	723	BBB+
Nassau County, New York	721	A-
Los Angeles Department of Airports (LAX Project), California	705	A-
New York (City of), New York	691	AA-
Clark County School District, Nevada	676	BBB+
San Joaquin Hills Transportation, California	665	BBB
Pittsburgh Water & Sewer, Pennsylvania	663	A-
Massachusetts (Commonwealth of)	619	AA-
Long Island Power Authority	616	A-
Mets Queens Ballpark	608	BBB
North Carolina Turnpike Authority	595	BBB-
Oglethorpe Power Corporation, Georgia	575	BBB
Regional Transportation Authority (Sales Tax), Illinois	570	AA-
Hayward Unified School District, California	554	A
LCOR Alexandria LLC	541	A-
Kansas City, Missouri	534	A
New Jersey Turnpike Authority	499	A-
Garden State Preservation Trust, New Jersey Open Space & Farmland	491	BBB+
West Contra Costa Unified School District, California	479	AA-
New York State Thruway Authority	457	A-
Total top 50 U.S. public finance exposures	$43,609
1) Transactions rated below B- are categorized as CCC.
Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of March 31, 2022
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$1,100	AA
Private US Insurance Securitization	792	AA-
Private US Insurance Securitization	389	AA-
Private US Insurance Securitization	381	AA-
Private US Insurance Securitization	314	AA-
Private US Insurance Securitization	289	A
SLM Student Loan Trust 2007-A	257	AA
Soundview 2007-WMC1	147	CCC
Option One 2007-FXD2	132	CCC
Private US Insurance Securitization	132	AA
New Century Home Equity Loan Trust 2006-1	111	AAA
CWABS 2007-4	107	A+
Option One Mortgage Loan Trust 2007-HL1	102	CCC
SLM Student Loan Trust 2006-C	97	AA
Argent Securities Inc. 2005-W4	93	CCC
Nomura Asset Accept. Corp. 2007-1	72	CCC
Private Other Structured Finance Transaction	68	A-
ALESCO Preferred Funding XIII, Ltd.	65	AAA
New Century 2005-A	63	CCC
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB
OwnIt Mortgage Loan ABS Certificates 2006-3	61	AAA
CWALT Alternative Loan Trust 2007-HY9	60	A+
Private Other Structured Finance Transaction	59	A-
Private Balloon Note Guarantee	59	BBB
Countrywide 2007-13	57	AA
Total top 25 U.S. structured finance exposures	$5,070

1)    Transactions rated below B- are categorized as CCC.
Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of March 31, 2022
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,319	BBB
Southern Gas Networks PLC	United Kingdom	1,836	BBB
Thames Water Utilities Finance Plc	United Kingdom	1,808	BBB
Dwr Cymru Financing Limited	United Kingdom	1,690	A-
Quebec Province	Canada	1,630	A+
Anglian Water Services Financing PLC	United Kingdom	1,548	A-
National Grid Gas PLC	United Kingdom	1,381	BBB+
Channel Link Enterprises Finance PLC	France, United Kingdom	1,212	BBB
British Broadcasting Corporation (BBC)	United Kingdom	1,181	A+
Societe des Autoroutes du Nord et de l'est de la France S.A.	France	1,174	BBB+
Yorkshire Water Services Finance Plc	United Kingdom	929	BBB
Capital Hospitals (Issuer) PLC	United Kingdom	905	BBB-
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	837	AAA
Aspire Defence Finance plc	United Kingdom	799	BBB+
Verdun Participations 2 S.A.S.	France	688	BBB-
Envestra Limited	Australia	667	A-
National Grid Company PLC	United Kingdom	619	BBB+
Severn Trent Water Utilities Finance Plc	United Kingdom	574	BBB+
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	538	BBB-
Campania Region - Healthcare receivable	Italy	535	BB+
Sydney Airport Finance Company	Australia	514	BBB+
Wessex Water Services Finance plc	United Kingdom	507	BBB+
Derby Healthcare PLC	United Kingdom	501	BBB
United Utilities Water PLC	United Kingdom	490	BBB+
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	459	BBB+
North Staffordshire PFI, 32-year EIB Index-Linked Facility	United Kingdom	454	BBB-
South East Water	United Kingdom	452	BBB
Central Nottinghamshire Hospitals PLC	United Kingdom	451	BBB-
Scotland Gas Networks plc	United Kingdom	449	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	436	BBB
International Infrastructure Pool	United Kingdom	416	AAA
International Infrastructure Pool	United Kingdom	416	AAA
International Infrastructure Pool	United Kingdom	416	AAA
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	375	BBB-
Private International Sub-Sovereign Transaction	United Kingdom	370	AA-
University of Essex, United Kingdom	United Kingdom	368	BBB+
Japan Expressway Holding and Debt Repayment Agency	Japan	362	A+
Q Energy - Phase II - Pride Investments, S.A.	Spain	339	BBB+
South Lanarkshire Schools	United Kingdom	337	BBB
Hypersol Solar Inversiones, S.A.U.	Spain	332	BBB
Private International Sub-Sovereign Transaction	United Kingdom	327	A
Octagon Healthcare Funding PLC	United Kingdom	313	BBB
Q Energy - Phase III - FSL Issuer, S.A.U.	Spain	305	BBB
Bakethin Finance Plc	United Kingdom	305	A-
Northumbrian Water PLC	United Kingdom	304	BBB+
Feria Muestrario Internacional de Valencia	Spain	299	BBB-
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	299	BBB
Western Power Distribution (South Wales) PLC	United Kingdom	296	BBB+
Leeds Hospital - St. James's Oncology Financing plc	United Kingdom	292	BBB
Western Power Distribution (South West) PLC	United Kingdom	286	BBB+
Total top 50 non-U.S. exposures		$34,340

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results (1 of 3)
(dollars in millions)

	Three Months Ended
	March 31,
	2022	2021
Segment revenues
Management fees:
CLOs	$12	$12
Opportunity funds and liquid strategies	8	4
Wind-down funds	1	3
Total management fees	21	19
Performance fees	16	1
Other income (loss)	2	—
Total segment revenues	39	20

Segment expenses
Employee compensation and benefit expenses	29	19
Other operating expenses	10	10
Total segment expenses	39	29
Segment adjusted operating income (loss) before income taxes	—	(9)
Less: Provision (benefit) for income taxes	—	(2)
Segment adjusted operating income (loss)	$—	$(7)

Assured Guaranty Ltd.
Asset Management Segment Results (2 of 3)
(dollars in millions)

Rollforward of Assets Under Management for the Three Months Ended March 31, 2022

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, December 31, 2021	$14,699	$1,824	$389	$582	$17,494

Inflows-third party	—	91	—	—	91
Inflows-intercompany	—	—	—	—	—
Outflows:
Redemptions	—	—	—	—	—
Distributions	(335)	(104)	—	(135)	(574)
Total outflows	(335)	(104)	—	(135)	(574)
Net flows	(335)	(13)	—	(135)	(483)
Change in value	(82)	63	(14)	12	(21)
AUM, March 31, 2022	$14,282	$1,874	$375	$459	$16,990

Rollforward of Assets Under Management for the Three Months Ended March 31, 2021

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, December 31, 2020	$13,856	$1,486	$383	$1,623	$17,348

Inflows-third party	813	60	—	—	873
Inflows-intercompany	109	36	—	—	145
Outflows:
Redemptions	—	—	—	—	—
Distributions	(356)	(217)	—	(329)	(902)
Total outflows	(356)	(217)	—	(329)	(902)
Net flows	566	(121)	—	(329)	116
Change in value	(91)	148	1	3	61
AUM, March 31, 2021	$14,331	$1,513	$384	$1,297	$17,525

Assured Guaranty Ltd.
Asset Management Segment Results (3 of 3)
(dollars in millions)

Assets Under Management

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total

As of March 31, 2022:
Funded AUM (1)	$14,172	$1,265	$375	$437	$16,249
Unfunded AUM (1)	110	609	—	22	741

Fee-earning AUM (2)	$13,889	$1,597	$375	$280	$16,141
Non-fee earning AUM (2)	393	277	—	179	849

Intercompany AUM
Funded AUM	$557	$212	$355	$—	$1,124
Unfunded AUM	108	121	—	—	229

As of December 31, 2021:
Funded AUM	$14,575	$1,297	$389	$560	$16,821
Unfunded AUM	124	527	—	22	673

Fee-earning AUM	$14,252	$1,527	$389	$408	$16,576
Non-fee earning AUM	447	297	—	174	918

Intercompany AUM
Funded AUM	$541	$217	$368	$—	$1,126
Unfunded AUM	123	121	—	—	244

1)    Funded AUM refers to assets that have been deployed or invested into the funds or CLOs. Unfunded AUM refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.
2)    Fee-earning AUM refers to assets where AssuredIM collects fees or has elected not to waive or rebate fees to investors. Non-fee earning AUM refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors.

Corporate Division

Assured Guaranty Ltd.
Corporate Division Results
(dollars in millions)

	Three Months Ended
	March 31,
	2022	2021

Total revenues	$1	$—

Expenses
Interest expense	21	23
Employee compensation and benefit expenses	6	5
Other operating expenses	7	4
Total expenses	34	32
Equity in earnings (losses) of investees	—	—
Adjusted operating income (loss) before income taxes	(33)	(32)
Less: Provision (benefit) for income taxes	—	(3)
Adjusted operating income (loss)	$(33)	$(29)

Other

Assured Guaranty Ltd.
Other Results
(dollars in millions)

	Three Months Ended March 31, 2022
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	1	(2)	(2)
Asset management fees	—	(9)	6	(3)
Fair value gains (losses) on FG VIEs	6	—	—	6
Fair value gains (losses) on CIVs	—	14	—	14
Other income (loss)	—	—	—	—
Total revenues	4	6	4	14
Expenses
Loss expense (benefit)	1	—	—	1
Interest expense	—	—	(2)	(2)
Other operating expenses	—	—	6	6
Total expenses	1	—	4	5
Equity in earnings (losses) of investees	—	(10)	—	(10)
Adjusted operating income (loss) before income taxes	3	(4)	—	(1)
Less: Provision (benefit) for income taxes	1	(1)	—	—
Less: Noncontrolling interests	—	9	—	9
Adjusted operating income (loss)	$2	$(12)	$—	$(10)

	Three Months Ended March 31, 2021
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other
	(in millions)
Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	—	(2)	(3)
Asset management fees	—	(2)	6	4
Fair value gains (losses) on FG VIEs	5	—	—	5
Fair value gains (losses) on CIVs	—	16	—	16
Total revenues	3	14	4	21
Expenses
Loss expense (benefit)	3	—	—	3
Interest expense	—	—	(2)	(2)
Other operating expenses	—	—	6	6
Total expenses	3	—	4	7
Equity in earnings (losses) of investees	—	(10)	—	(10)
Adjusted operating income (loss) before income taxes	—	4	—	4
Less: Provision (benefit) for income taxes	—	—	—	—
Less: Noncontrolling interests	—	4	—	4
Adjusted operating income (loss)	$—	$—	$—	$—

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for the Three Months Ended March 31, 2022		Year Ended December 31,
			2021		2020		2019		2018
GAAP Summary Statements of Operations Data
Net earned premiums	$214		$414		$485		$476		$548
Net investment income	62		269		297		378		395
Total expenses	196		465		729		503		422
Income (loss) before income taxes	93		383		386		460		580
Net income (loss) attributable to AGL	66		389		362		402		521
Net income (loss) attributable to AGL per diluted share	0.98		5.23		4.19		4.00		4.68

GAAP Summary Balance Sheet Data
Total investments and cash	$9,186		$9,728		$10,000		$10,409		$10,977
Total assets	17,845		18,208		15,334		14,326		13,603
Unearned premium reserve	3,596		3,716		3,735		3,736		3,512
Loss and LAE reserve	718		869		1,088		1,050		1,177
Long-term debt	1,673		1,673		1,224		1,235		1,233
Shareholders’ equity attributable to AGL	5,802		6,292		6,643		6,639		6,555
Shareholders’ equity attributable to AGL per share	89.20		93.19		85.66		71.18		63.23

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$361,989		$367,360		$366,233		$374,130		$371,586
Gross debt service outstanding (end of period)	362,345		367,770		366,692		375,776		375,080
Net par outstanding (end of period)	233,379		236,392		234,153		236,807		241,802
Gross par outstanding (end of period)	233,709		236,765		234,571		238,156		244,191

Other Financial Information (Statutory Basis)(1)
Financial guaranty:
Net debt service outstanding (end of period)	$356,988		$362,013		$360,392		$367,630		$359,499
Gross debt service outstanding (end of period)	357,344		362,423		360,852		369,251		362,974
Net par outstanding (end of period)	228,960		231,742		229,008		230,984		230,664
Gross par outstanding (end of period)	229,290		232,115		229,426		232,333		233,036

Claims-paying resources(2)
Policyholders' surplus	$5,380		$5,572		$5,077		$5,056		$5,148
Contingency reserve	1,241		1,225		1,557		1,607		1,663
Qualified statutory capital	6,621		6,797		6,634		6,663		6,811
Unearned premium reserve and net deferred ceding commission income	2,934		2,972		2,983		2,961		2,950
Loss and LAE reserves	110		167		202		529		1,023
Total policyholders' surplus and reserves	9,665		9,936		9,819		10,153		10,784
Present value of installment premium	912		883		858		804		577
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	—		—		—		—		180
Total claims-paying resources	$10,977		$11,219		$11,077		$11,357		$11,941

Ratios:
Net exposure to qualified statutory capital	35	:1	34	:1	35	:1	35	:1	34	:1
Capital ratio	54	:1	53	:1	54	:1	55	:1	53	:1
Financial resources ratio	33	:1	32	:1	33	:1	32	:1	30	:1
Adjusted statutory net exposure to claims-paying resources	21	:1	21	:1	21	:1	20	:1	19	:1

Par and Debt Service Written (FG and Specialty)
Gross debt service written:
Public finance - U.S.	$6,582		$35,572		$33,596		$28,054		$31,989
Public finance - non-U.S.	223		1,890		1,860		17,907		7,166
Structured finance - U.S.	60		1,319		508		1,704		1,191
Structured finance - non-U.S.	257		431		254		88		369
Total gross debt service written	$7,122		$39,212		$36,218		$47,753		$40,715

Net debt service written	$7,122		$39,212		$35,965		$47,731		$40,630
Net par written	4,471		26,656		23,012		24,331		24,538
Gross par written	4,471		26,656		23,265		24,353		24,624

1)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2)    See page 16 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended March 31, 2022	Year Ended December 31,
		2021	2020	2019	2018
Total GWP	$70	$377	$454	$677	$612
Less: Installment GWP and other GAAP adjustments (2)	19	158	191	469	119
Upfront GWP	51	219	263	208	493
Plus: Installment premiums and other (3)	18	142	127	361	204
Total PVP	$69	$361	$390	$569	$697

PVP:
Public finance - U.S.	$49	$235	$292	$201	$402
Public finance - non-U.S.	12	79	82	308	116
Structured finance - U.S.	2	42	14	53	167
Structured finance - non-U.S.	6	5	2	7	12
Total PVP	$69	$361	$390	$569	$697

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$66	$389	$362	$402	$521
Less pre-tax adjustments:
Realized gains (losses) on investments	3	15	18	22	(32)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(3)	(64)	65	(10)	101
Fair value gains (losses) on CCS	1	(28)	(1)	(22)	14
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(29)	(21)	42	22	(32)
Total pre-tax adjustments	(28)	(98)	124	12	51
Less tax effect on pre-tax adjustments	4	17	(18)	(1)	(12)
Adjusted operating income (loss)	$90	$470	$256	$391	$482

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$0.98	$5.23	$4.19	$4.00	$4.68
Less pre-tax adjustments:
Realized gains (losses) on investments	0.05	0.20	0.21	0.22	(0.29)
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(0.04)	(0.85)	0.75	(0.11)	0.90
Fair value gains (losses) on CCS	0.02	(0.38)	(0.01)	(0.22)	0.13
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.44)	(0.29)	0.49	0.21	(0.29)
Total pre-tax adjustments	(0.41)	(1.32)	1.44	0.10	0.45
Tax effect on pre-tax adjustments	0.05	0.23	(0.22)	(0.01)	(0.11)
Adjusted operating income (loss) per diluted share	$1.34	$6.32	$2.97	$3.91	$4.34

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    This includes the present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions and other GAAP adjustments.
3)    This includes the present value of future premiums and fees on new business paid in installments discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturities such as loss mitigation securities. This also includes the present value of future premiums and fees associated with a financial guarantee written by the Company that, under GAAP, is accounted for under ASC 460, Guarantees.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of March 31, 2022	As of December 31,
		2021	2020	2019	2018
Adjusted book value reconciliation:
Shareholders' equity attributable to AGL	$5,802	$6,292	$6,643	$6,639	$6,555
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(57)	(54)	9	(56)	(45)
Fair value gains (losses) on CCS	24	23	52	52	74
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	(26)	404	611	486	247
Less taxes	1	(72)	(116)	(89)	(63)
Adjusted operating shareholders' equity	5,860	5,991	6,087	6,246	6,342
Pre-tax adjustments:
Less: Deferred acquisition costs	135	131	119	111	105
Plus: Net present value of estimated net future revenue	164	160	182	206	219
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,369	3,402	3,355	3,296	3,005
Plus taxes	(593)	(599)	(597)	(590)	(526)
Adjusted book value	$8,665	$8,823	$8,908	$9,047	$8,935

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity (net of tax (provision) benefit of $(5), $(5), $-, $(2) and $(1))	$22	$32	$2	$7	$3
Adjusted book value (net of tax (provision) benefit of $(3), $(3), $2, $1 and $4)	$13	$23	$(8)	$(4)	$(15)

Adjusted book value per share reconciliation:
Shareholders' equity attributable to AGL per share	$89.20	$93.19	$85.66	$71.18	$63.23
Less pre-tax adjustments:
Non-credit impairment-related unrealized fair value gains (losses) on credit derivatives	(0.88)	(0.80)	0.12	(0.60)	(0.44)
Fair value gains (losses) on CCS	0.38	0.34	0.66	0.56	0.72
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	(0.41)	5.99	7.89	5.21	2.39
Less taxes	0.02	(1.07)	(1.50)	(0.95)	(0.61)
Adjusted operating shareholders' equity per share	90.09	88.73	78.49	66.96	61.17
Pre-tax adjustments:
Less: Deferred acquisition costs	2.07	1.95	1.54	1.19	1.01
Plus: Net present value of estimated net future revenue	2.52	2.37	2.35	2.20	2.11
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	51.79	50.40	43.27	35.34	28.98
Plus taxes	(9.12)	(8.88)	(7.70)	(6.32)	(5.07)
Adjusted book value per share	$133.21	$130.67	$114.87	$96.99	$86.18

Gain (loss) related to FG VIE and CIV consolidation included in:
Adjusted operating shareholders' equity per share	0.34	$0.47	$0.03	$0.07	$0.03
Adjusted book value per share	0.19	$0.34	$(0.10)	$(0.05)	$(0.15)

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Financial Guaranty Insurance
Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2021.

U.S. Public Finance:
General Obligation Bonds are full faith and credit obligations that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy property taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation and tax-backed revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or an income tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue or revenue relating to student accommodation.

Glossary (continued)

Sectors (continued)
Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily issued by investor-owned utilities and include first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, as well as sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by revenue from renewable energy sources.

Other Public Finance Bonds include other debt issued, guaranteed or otherwise supported by U.S. national or local governmental authorities, as well as student loans, revenue bonds, and obligations of some not-for-profit organizations.

Non-U.S. Public Finance:
Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities, supported by the rates and charges paid by the utilities’ customers. The majority of the Company’s international regulated utility business is conducted in the United Kingdom.

Infrastructure Finance Obligations are obligations issued by a variety of entities engaged in the financing of international infrastructure projects, such as roads, airports, ports, social infrastructure, student accommodations, stadiums, and other physical assets delivering essential services supported either by long-term concession arrangements or a regulatory regime. The majority of the Company’s international infrastructure business is conducted in the U.K.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Sovereign and Sub-Sovereign Obligations primarily includes obligations of local, municipal, regional or national governmental authorities or agencies outside of the United States.

Renewable Energy Bonds are obligations secured by revenues relating to renewable energy sources, typically solar or wind farms. In addition, these transactions typically benefit from regulatory support in the form of regulated minimum prices for the electricity produced. The majority of the Company’s international renewable energy business is conducted in Spain.

Other Public Finance are obligations of, or backed by, local, municipal, regional or national governmental authorities or agencies not generally described in any of the other described categories.

Structured Finance:
Residential Mortgage-Backed Securities are obligations backed by first and second lien mortgage loans on residential properties. The credit quality of borrowers covers a broad range, including “prime,” “subprime” and “Alt-A.” A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. RMBS include home equity lines of credit, which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral. The Company has not provided insurance for RMBS in the primary market since 2008.

Life Insurance Transactions are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in “tranches,” with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Glossary (continued)

Sectors (continued)
Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH’s guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH’s leveraged lease business. Although Dexia SA and certain of its affiliates (Dexia) assumed the liabilities related to such businesses when the Company purchased AGMH, AGM policies related to such businesses remained outstanding. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Specialty Insurance and Reinsurance
The Company provides specialty insurance and reinsurance in transactions with similar risk profiles to its structured finance exposures written in financial guaranty form. The Company provides such specialty insurance and reinsurance, for example, for life insurance transactions and aircraft residual value insurance transactions.

AUM Definitions
The Company uses AUM as a metric to measure progress in its Asset Management segment. Management fee revenue is based on a variety of factors and is not perfectly correlated with AUM. However, the Company believes that AUM is a useful metric for assessing the relative size and scope of our asset management business. The Company uses measures of its AUM in its decision-making process and uses a measure of change in AUM in its calculation of certain components of management compensation. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•the amount of aggregate collateral balance and principal cash of AssuredIM’s CLOs, including CLO Equity that may be held by AssuredIM Funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji), which was sold to a third party in the second quarter of 2021. AssuredIM is not the investment manager of BM Fuji-advised CLOs, but following the sale, AssuredIM sub-advises and continues to provide personnel and other services to BM Fuji associated with the management of BM Fuji-advised CLOs pursuant to a sub-advisory agreement and a personnel and services agreement, consistent with past practices; and

•the net asset value of all funds and accounts other than CLOs, plus any unfunded commitments. Changes in NAV attributable to movements in fund value of certain private equity funds are reported on a quarter lag.

The Company’s calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. The calculation also differs from the manner in which AssuredIM affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

    The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

“Third-party AUM” refers to the assets AssuredIM manages or advises on behalf of third-party investors. This includes current and former employee investments in AssuredIM Funds. For CLOs, this also includes CLO Equity that may be held by AssuredIM Funds.

“Intercompany AUM” refers to the assets AssuredIM manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners’ investments of AssuredIM (or its affiliates) into the AssuredIM Funds.

“Funded AUM” refers to assets that have been deployed or invested into the funds or CLOs.

“Unfunded AUM” refers to unfunded capital commitments from closed-end funds and CLO warehouse funds.

“Fee earning AUM” refers to assets where AssuredIM collects fees and has elected not to waive or rebate fees to investors.

“Non-fee earning AUM” refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors. AssuredIM reserves the right to waive some or all fees for certain investors, including investors affiliated with AssuredIM and/or the Company. Further, to the extent that the Company’s wind-down and/or opportunity funds are invested in AssuredIM managed CLOs, AssuredIM may rebate any management fees and/or performance fees earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by AssuredIM.

Non-GAAP Financial Measures

The Company discloses both (a) financial measures determined in accordance with GAAP and (b) financial measures not determined in accordance with GAAP (non-GAAP financial measures). Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate entities where it is deemed to be the primary beneficiary which include:
•FG VIEs, which the Company does not own and where its exposure is limited to its obligation under the financial guaranty insurance contract, and
•CIVs in which certain subsidiaries invest and which are managed by AssuredIM.

The Company discloses the effect of FG VIE and CIV consolidation that is embedded in each non-GAAP financial measure, as applicable. The Company believes this information may also be useful to analysts and investors evaluating Assured Guaranty’s financial results. In the case of both the consolidated FG VIEs and the CIVs, the economic effect on the Company of each of the consolidated FG VIEs and CIVs is reflected primarily in the results of the Insurance segment.

Management of the Company and AGL’s Board of Directors use non-GAAP financial measures further adjusted to remove the effect of FG VIE and CIV consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision-making process for and in its calculation of certain components of management compensation. The financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of FG VIE and CIV consolidation; (2) adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation; (3) adjusted book value per share, further adjusted to remove the effect of FG VIE and CIV consolidation; (4) PVP, and (5) gross third-party assets raised.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity and/or adjusted book value, each further adjusted to remove the effect of FG VIE and CIV consolidation, as the principal financial measures for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use adjusted operating shareholders’ equity, further adjusted to remove the effect of FG VIE and CIV consolidation, to evaluate the Company’s capital adequacy.

Adjusted operating income, further adjusted for the effect of FG VIE and CIV consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the operating results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company’s credit spreads, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value: Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit impairment-related unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company’s credit spreads, price indications on the Company’s publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore would not recognize an economic gain or loss.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for FG VIE and CIV consolidation, to measure the intrinsic value of the Company, excluding franchise value. Adjusted book value per share, further adjusted for FG VIE and CIV consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the present value of estimated net future revenue for non-financial guaranty insurance contracts. This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production in the Insurance segment by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premiums and fees on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), regardless of form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than certain fixed-maturity securities such as loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company’s PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Media Relations
(212) 408-6042
adurani@agltd.com